Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew Cecere, Terrance R. Dolan, and James L. Chosy, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments that said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or may be required to enable U.S. Bancorp (the “Company”) to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the registration of the offer and sale of deferred compensation obligations (the “Obligations”) pursuant to the U.S. Bank Executive Employees Deferred Compensation Plan (2005 Statement), as amended, and the U.S. Bank Outside Directors Deferred Compensation Plan (2005 Statement), as amended, as such plans may be further amended or restated from time to time (together, the “Plans”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in his or her capacity as a director of the Company to any registration statement on Form S-1 or Form S-8, or on such other form as may be appropriate, to be filed with the Commission in respect of the Obligations, to any and all pre-effective amendments, post-effective amendments, and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or any such amendments or supplements thereto; and granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney will be governed by and construed in accordance with the laws of the State of Delaware. The execution of this Power of Attorney is not intended to, and does not, revoke any prior powers of attorney. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one power of attorney.

IN WITNESS WHEREOF, the undersigned has signed below as of this 18th day of October, 2022.

/s/ Warner L. Baxter	/s/ Olivia F. Kirtley
Warner L. Baxter, Director	Olivia F. Kirtley, Director

/s/ Dorothy J. Bridges	/s/ Richard P. McKenney
Dorothy J. Bridges, Director	Richard P. McKenney, Director

/s/ Elizabeth L. Buse	/s/ Yusuf I. Mehdi
Elizabeth L. Buse, Director	Yusuf I. Mehdi, Director

/s/ Kimberly N. Ellison-Taylor	/s/ Loretta E. Reynolds
Kimberly N. Ellison-Taylor, Director	Loretta E. Reynolds, Director

/s/ Kimberly J. Harris	/s/ John P. Wiehoff
Kimberly J. Harris, Director	John P. Wiehoff, Director

/s/ Roland A. Hernandez	/s/ Scott W. Wine
Roland A. Hernandez, Director	Scott W. Wine, Director